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Exhibit 11.  Statement re computation of per share earnings.

                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
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
                                                     Three months ended September 30,
                                                         1997                1996
                                                     ------------        ------------
Net income - continuing operations                   $ 92,973,909        $ 80,830,107
Discontinued operations                                         -          (7,137,000)
                                                     ------------        ------------
Net income                                             92,973,909          73,693,107
Preferred dividends                                             -                   -
                                                     ------------        ------------
Net income available to common shareholders          $ 92,973,909        $ 73,693,107
                                                     ============        ============
Weighted average shares and common
  stock equivalents outstanding                       138,475,521         142,628,747
                                                     ============        ============
Primary earnings per share:
  Net income - continuing operations                 $       0.67        $       0.57
  Discontinued operations                                       -               (0.05)
                                                     ------------        ------------
  Net income                                         $       0.67        $       0.52
                                                     ============        ============

                                                      Nine months ended September 30,
                                                         1997                1996
                                                     ------------        ------------
Net income - continuing operations                   $244,891,600        $236,142,811
Discontinued operations                                         -          (7,137,000)
                                                     ------------        ------------
Net income                                            244,891,600         229,005,811
Preferred dividends                                             -                   -
                                                     ------------        ------------
Net income available to common shareholders          $244,891,600        $229,005,811
                                                     ============        ============
Weighted average shares and common
  stock equivalents outstanding                       138,921,044         143,183,806
                                                     ============        ============
Primary earnings per share:
  Net income - continuing operations                 $       1.76        $       1.65
  Discontinued operations                                       -               (0.05)
                                                     ------------        ------------
  Net income                                         $       1.76        $       1.60
                                                     ============        ============
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